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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 July 31, 1997

                          SNYDER COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


            Delaware                       1-12145               52-1983617
  ----------------------------    ------------------------   -------------------
  (State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
       of incorporation)                                     Identification No.)


                  Two Democracy Center, 6903 Rockledge Drive
                    15/th/ Floor, Bethesda, Maryland 20817
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      (Address of principal executive offices)                (Zip Code)


                                (301) 468-1010
            ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS


Post-Merger Financial Results


        The following is a summary of certain interim financial information of Snyder Communications, Inc. (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including American List Corporation ("American List"), Bounty Group Holdings Limited ("Bounty"), and Sampling Corporation of America ("SCA"). The acquisitions of American List, Bounty and SCA occurred in July 1997 in transactions which were accounted for as poolings
of interests for accounting and financial reporting purposes.   At July 31,
1997, the Company had consolidated current assets and noncurrent assets of $96.0 million and $46.0 million, respectively. Also, at July 31, 1997, the Company had current liabilities and noncurrent liabilities of $65.1 million and $18.5 million, respectively. The Company recorded $17.0 million in acquisition costs during the month ended July 31, 1997 related to the acquisitions of American
List, Bounty and SCA.   For the one month period ended July 31, 1997, the
Company had net income before taxes and acquisition costs of $3.4 million and a consolidated net loss before taxes of $13.6 million. For the same period, the Company had net income before acquisition costs of $2.1 million and a net loss of $12.0 million.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SNYDER COMMUNICATIONS,  INC.
                                         (Registrant)



Date:  August 25, 1997            By:  /s/ Michele D. Snyder
     -----------------                 ---------------------------
                                       Michele D. Snyder
                                       Vice Chairman, President
                                       and Chief Operating Officer



Date:  August 25, 1997            By:  /s/ A. Clayton Perfall
       ---------------                 ---------------------------
                                       A. Clayton Perfall
                                       Chief Financial Officer